                                  SCHEDULE 13D
CUSIP NO. 294408109                                                PAGE 8 OF 25

                                    EXHIBIT 1






                       NOTE AND WARRANT PURCHASE AGREEMENT






                             EQUALNET HOLDING CORP.
                              EQUALNET CORPORATION
                                TELESOURCE, INC.
                        EQUALNET WHOLESALE SERVICES, INC.
                                 EQUALNET PLAZA
                           1250 WOOD BRANCH PARK DRIVE
                             HOUSTON, TX 77079-1212



                                February 3, 1997

The Furst Group, Inc.
459 Oakshade Road
Shamong, NJ 08088

      Re: $3,000,000 10% Notes due December 31, 1998, Warrants for the Purchase of 1,500,000 Shares of Common Stock and Refinancing Notes due December 31, 1998

Gentlemen:

      Since November 1, 1996, EqualNet Holding Corp., a Texas corporation (the "Company"), and its subsidiary, EqualNet Corporation, a Delaware corporation ("EqualNet Subsidiary"), have used The Furst

                                  SCHEDULE 13D
CUSIP NO. 294408109                                                 PAGE 9 OF 25

Group, Inc., a New Jersey corporation (the "Purchaser"), as their long-distance carrier for long-distance services ultimately provided by Sprint Corp., and, since that time, have been billed by Purchaser at Purchaser's cost without premium (the "Sprint Arrangement"). In consideration for this valuable service, the Company agreed to issue Purchaser a warrant to purchase Common Stock (as herein defined) at an exercise price of $2.00 per share, somewhat above the trading price of the Common Stock on November 1, 1996 of $1.93 per share. In consideration for the Company's prior agreement to issue a warrant, and for the considerations described herein, the Company, EqualNet Subsidiary, TeleSource Inc., a Texas corporation ("TeleSource"), and EqualNet Wholesale Services, Inc., a Delaware corporation ("Wholesale") (each of the Company, EqualNet Subsidiary, TeleSource and Wholesale are referred to herein individually as an "EqualNet Company" and collectively as the "EqualNet Companies"), agree with the Purchaser, as follows:


                                   ARTICLE 1.

                PURCHASE AND SALE AND TERMS OF NOTES AND WARRANTS

       a. The Notes. The EqualNet Companies have authorized the issuance and sale to the Purchaser of the EqualNet Companies' 10% Notes due December 31, 1998 (the "Notes"), in the original aggregate principal amount of $3,000,000. The Notes shall be substantially in the form set forth in Exhibit A attached hereto.

      b. The Warrants. The Company has authorized the issuance and sale to the Purchaser of the Company's Warrants to Purchase Common Stock (the "Warrants") relating to the purchase of 1,500,000 shares, as adjusted from time to time pursuant to the terms of the Warrants (the "Warrant Stock"), of common stock, par value $.01 per share (the "Common Stock"), of the Company. The Warrants shall be substantially in the form set forth in Exhibit B attached hereto.

      c. Purchase and Sale of Notes and Warrants. The EqualNet Companies and the Company, respectively, shall issue and sell to the Purchaser, and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Purchaser shall purchase, the Notes and the Warrants. Such purchase and sale shall take place at a closing (the "Closing") to be held at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York, at 10:00 a.m. on the date of execution and delivery of this Agreement, or on such other date and at such time as may be mutually agreed upon (the "Closing Date"). At the Closing, each EqualNet Company will issue and deliver Notes, and the Company will issue and deliver the Warrants, in denominations designated by the Purchaser and registered in the name of the Purchaser or its nominee to Chase Manhattan Bank, a New York State chartered bank ("Escrowee") under an Escrow Agreement substantially in the form attached hereto as Exhibit E (the "Escrow Agreement"), against payment of the purchase price of $3,000,000, of which $2,070,000 (which represents the purchase price net of payments to be made out of proceeds to Purchaser and its counsel as designated in Section 1.4

                                  SCHEDULE 13D
CUSIP NO. 294408109                                                PAGE 10 OF 25

to be paid upon release of funds from under the Escrow Agreement) shall be delivered in immediately available funds to the Escrowee under the Escrow Agreement.

      d. Use of Proceeds. The EqualNet Companies will use the proceeds from the sale of the Notes and Warrants as follows: $1 million for general working capital needs excluding repayment of the Loans, as hereinafter defined, of which
(a) $790,000 shall be used to repay trade payables currently owed to Purchaser,
(b) $100,000 shall be used as a credit towards certain trade payables owed to Purchaser and (c) $40,000 shall be paid to Purchaser's legal counsel; $1 million to reduce the EqualNet Companies' account payable to AT&T; $1 million for sales and marketing activities directly related to new account generation, of which $500,000 shall be used exclusively for such activities related to the generation of new Sprint accounts.


                                   ARTICLE 2.
                DELIVERY OF REFINANCING NOTES; REFINANCING LOANS

      a. Initial Refinancing Loan. The Company is a party to a Credit Agreement dated as of November 30, 1995 (as amended to date, the "Credit Agreement") among the Company and each of the lenders who is or may become from time to time a party thereto (the "Lenders") and Comerica Bank-Texas, a Texas banking association ("Comerica"), as Agent (the "Agent") for such Lenders, pursuant to which the Lenders have and will from time to time make loans ("Loans") to the Company. Under the terms of an Intercreditor and Subordination Agreement, dated as of February 3, 1997 (the "Intercreditor Agreement") among the Purchaser, the Agent, the Lenders and the Company, the Purchaser has the right to repay on behalf of the Company a portion of the Loans by paying an amount equal to 100% of the principal amount of the Loans so paid plus unpaid accrued interest. In the event that the Purchaser repays such Loans pursuant to the Intercreditor Agreement, each EqualNet Company agrees that the amount paid by the Purchaser, without any further authorization from any EqualNet Company, shall constitute a loan (the "Initial Refinancing Loan") by the Purchaser to the EqualNet Companies in a principal amount equal to the amount so paid by the Purchaser, including accrued interest. The obligation to repay such Initial Refinancing Loan and any further loans made by the Purchaser pursuant to Section 2.2 (the Initial Refinancing Loan and any further loans are herein called the "Refinancing Loans") shall be evidenced by refinancing promissory notes of the EqualNet Companies delivered at the Closing (the "Refinancing Notes"). The Refinancing Notes shall be substantially in the form of Exhibit C attached hereto.

       b. Additional Refinancing Loans. If the Purchaser makes the Initial Refinancing Loan, the Purchaser agrees to make further Refinancing Loans as follows, subject to the terms and conditions set forth herein. The aggregate principal amount of the Refinancing Loans outstanding at any time shall not exceed the lesser of (i) the Borrowing Base (as hereinafter defined) or (ii) an amount (the "Maximum Commitment")

                                  SCHEDULE 13D
CUSIP NO. 294408109                                                PAGE 11 OF 25

equal to the lesser of 100% of the Initial Refinancing Loan or such lower amount, not less than the principal amount of the Refinancing Notes outstanding, as the Maker may specify from time to time in writing to the Purchaser. Notwithstanding the foregoing, in the event that the outstanding principal amount of the Refinancing Loans shall ever exceed the amount set forth above, such Refinancing Loans shall nevertheless constitute Refinancing Loans and, as such, shall be entitled to all the benefits thereof and the security therefor. The Purchaser is hereby authorized to endorse, or cause to be endorsed, the date and the amount of each Refinancing Loan made by the Purchaser and each repayment thereof on a schedule annexed to each Refinancing Note, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; in lieu of endorsing such schedule, the Purchaser is hereby authorized, at its option, to record the amount of each Refinancing Loan and repayments thereof on its books and records, such books and records to constitute prima facie evidence of the accuracy of the information contained therein.

      c. Repayment of Refinancing Loans. The Refinancing Loans shall be due and payable as follows:

                  (a) In the event that the outstanding principal amount of the Refinancing Loans shall ever exceed the maximum amount set forth in Section 2.2, the EqualNet Companies shall immediately repay the excess of the outstanding principal balance, and interest thereon, over such maximum amount, together with unpaid accrued interest thereon; and

                  (b) The entire principal amount of the Refinancing Loans, together with all unpaid interest accrued thereon, unless earlier paid, shall be due and payable on the earlier of (i) December 31, 1998 or (ii) the Maturity Date (as defined in the Credit Agreement), as such Maturity Date may be accelerated or extended under the terms of the Credit Agreement.

                  (c) All payments of principal, accrued interest, and any other amounts owed to Purchaser by the EqualNet Companies, shall be effected by wire transfer to the account of Purchaser, or Purchaser's agent, in the State of New York. Payments hereunder or in connection with any of the Notes or Refinancing Notes shall not be made or delivered to Purchaser in any jurisdiction except in the State of New York.

      d. Conditions to Refinancing Loans. The obligation of the Purchaser to make any Refinancing Loans (other than the Initial Refinancing
Loan) is subject to the following conditions:

                  (a) The Purchaser shall have received by 10:00 a.m. on any business day a request in writing signed by the EqualNet Companies specifying the amount of the proposed borrowing, the proposed borrowing date, which shall not be earlier than 11:00 a.m. that day (or the next day if notice is given after 10:00 a.m.), and the account of the EqualNet Companies to which funds are to be disbursed and a Borrowing Base Certificate as of the most recent practicable date (and in no event more than 31 days in advance of the date of the proposed borrowing) demonstrating that the aggregate principal amount of the Refinancing Loans,

                                  SCHEDULE 13D
CUSIP NO. 294408109                                                PAGE 12 OF 25

after taking into account the proposed borrowing, will not exceed the amount of the Borrowing Base or otherwise exceed the maximum principal amount of the Refinancing Loans specified in Section 2.2; and

                  (b) Each of the representations and warranties of the EqualNet Companies set forth in Article IV of this Agreement and in the Security Agreement shall be true and correct on the date of such request and on the proposed date of borrowing, the EqualNet Companies shall have complied with all covenants set forth in Article V of this Agreement and in the Security Agreement, no Event of Default (as defined in the Refinancing Notes) or event or occurrence that with notice or passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing and the Purchaser shall have received a certificate signed by the President or the Chief Financial Officer of each of the EqualNet Companies certifying the foregoing matters.

      e. Definitions. The following terms shall have the meanings set forth below.

                  "Accounts" shall mean all accounts within the meaning assigned to such term in the Uniform Commercial Code as in effect in the State of New York.

                  "Borrowing Base" shall mean, as of any date, an amount equal to 87.5% of the Eligible Accounts of the EqualNet Companies at such date.

                  "Borrowing Base Certificate" shall mean a certificate duly executed by the Chief Executive Officer, Chief Financial Officer, Treasurer or Controller of the EqualNet Companies setting forth in reasonable detail satisfactory to the Purchaser the EqualNet Companies' calculation of the Eligible Accounts and the Borrowing Base.

                  "Eligible Accounts" shall mean, as at any date of determination thereof, each Account of the EqualNet Companies that is subject to the Security Agreement and on which the Purchaser shall have a first- priority, perfected security interest and that complies with the following requirements:

                  (a) The Account arises from the provision of telecommunications services to an account debtor on an absolute sale basis on open account and not subject to any other refund agreement, and no material part of the service has been rejected or is subject to any claimed dissatisfaction, the Account is stated to be payable in U.S. dollars and is not evidenced by chattel paper or an instrument of any kind and such account debtor is not insolvent or subject to any bankruptcy or insolvency proceedings of any kind;

                  (b) The account debtor is located in the United States;

                                  SCHEDULE 13D
CUSIP NO. 294408109                                                PAGE 13 OF 25

                  (c) The Account is a valid obligation of the account debtor thereunder and is not subject to any offset or other defense on the part of such account debtor or to any claim on the part of such account debtor denying liability thereunder;

                  (d) Such Account is subject to no lien or security interest whatsoever, except for liens created or permitted pursuant to the Security Agreement;

                  (e) Such Account is evidenced by an invoice submitted to the account debtor in a timely fashion in the normal course of business;

                  (f) Such Account has not remained unpaid beyond 90 days after the date of the invoice; provided that if such invoice date is on or after August 5, 1996, and if the applicable account debtor is one which is no longer being serviced by the EqualNet Companies, the applicable account debtor does not have any other Account owed to the EqualNet Companies which remain unpaid beyond 90 days after the date of the applicable invoice;

                  (g) Not more than (1) 75% (if such date is on or after July 5, 1996 but prior to August 5, 1996), (2) 50% if such date is on or after August 5, 1996 but prior to September 5, 1996) or (3) 25% (if such date is on or after September 5, 1996), of the other Accounts of the applicable account debtor or any of its affiliates owed in the aggregate to the EqualNet Companies fail to satisfy all of the requirements of an "Eligible Account;"

                  (h) Such Account does not arise out of transactions with an employee, officer, agent, director or stockholder of any of the EqualNet Companies unless approved in writing by the Purchaser; and

                  (i) The applicable account debtor is not one which the Purchaser has, in the exercise of its sole discretion, determined to be (based on such factors as the Purchaser deems appropriate), and has given notice of such determination to the EqualNet Companies, an ineligible account debtor; provided, however, that any such notice shall not apply as to any Account of such account debtor that has previously been included in the Borrowing Base prior to the giving of such notice by the Purchaser and that meets each and every other requirement for the denomination of such Account as a "Eligible Account;"

                  (j) Each of the representations and warranties set forth in the Security Agreement executed by the EqualNet Companies with respect thereto is true and correct in all material respects on such date.

                                  SCHEDULE 13D
CUSIP NO. 294408109                                                PAGE 14 OF 25

In the event of any dispute under the foregoing criteria about whether an Account is or has ceased to be an Eligible Account, the decision of the Purchaser, made in good faith, shall be conclusive and binding, absent manifest error.

      f. Delivery of Borrowing Base Certificates. The EqualNet Companies will deliver to the Purchaser a Borrowing Base Certificate at any time that the Purchaser notifies the Borrower that it is considering making the Initial Refinancing Loan as provided in Section 2.1 hereof and thereafter during any period in which any Refinancing Loans are outstanding as often as the Purchaser shall reasonably request.


                                   ARTICLE 3.
                      CONDITIONS TO PURCHASER'S OBLIGATION

      The obligation of the Purchaser to purchase and pay for the Notes and Warrants at the Closing is subject to the following conditions:

      a. Representations and Warranties. Each of the representations and warranties of the EqualNet Companies set forth in Article 4 hereof shall be true on the Closing Date.

      b. Execution and Delivery of Intercreditor Agreement. The Intercreditor Agreement shall have been executed and delivered by all the parties thereto.

      c. Execution and Delivery of Security Agreement. A Security Agreement ("Security Agreement") in substantially the form of Exhibit D attached hereto, securing the obligations of the EqualNet Companies under the Notes and the Refinancing Notes, shall have been executed and delivered by each EqualNet Company.

      d. Execution and Delivery of Right Agreement. The Right in the Event of a Change of Control (the "Right Agreement") between the Company and Purchaser shall have been executed and delivered by both parties thereto.

      e. Documentation at Closing. The Purchaser shall have received all of the following, each in form and substance satisfactory to the Purchaser and its counsel:

                  (a) Copies of all charter documents and bylaws of each EqualNet Company and of resolutions of the Board of Directors of each EqualNet Company evidencing approval of this Agreement, the Notes, the Warrants and the Refinancing Notes, all certified by the Secretary or any Assistant Secretary of such EqualNet Company;

                                  SCHEDULE 13D
CUSIP NO. 294408109                                                PAGE 15 OF 25

                  (b) An opinion of Fulbright & Jaworski L.L.P., counsel for the EqualNet Companies, regarding the due authorization, execution and delivery of this Agreement, the Notes, the Warrants, the Refinancing Notes, the Intercreditor Agreement, the Security Agreement, and the Right Agreement, the validity, binding effect and enforceability thereof, and the due authorization, validity and fully paid and nonassessable status when issued of the Warrant Stock and such other matters as the Purchaser shall reasonably request;

                  (c) A certificate of the Secretary or an Assistant Secretary of each EqualNet Company that shall certify the names of the officers of such EqualNet Company authorized to sign the Documents (as hereinafter defined) to which such EqualNet Company is a party together with the true signatures of such officers; and

                  (d) If this Agreement is executed and delivered on a date other than the Closing Date, a certificate of each EqualNet Company signed by a duly authorized officer of such EqualNet Company stating that the representations and warranties of the EqualNet Companies contained in Article 4 hereof are true and correct.

      f. Performance; No Default. The EqualNet Companies shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by them prior to or at the Closing and, after giving effect to the issue and sale of the Notes and Warrants (and the application of the proceeds thereof as contemplated hereby) and delivery of the Refinancing Notes, no Default or Event of Default (as hereinafter defined) shall have occurred and be continuing.

      g. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to Purchaser and its counsel, and Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

      h. UCC Matters. The EqualNet Companies shall have provided to Purchaser's counsel searches, acceptable in all respects to such counsel, of all appropriate Uniform Commercial Code filing offices for financing statements filed against any EqualNet Company as debtor, which searches disclose no liens or filings other than those related to the Credit Agreement and those listed on Schedule
3.8 hereto, and each EqualNet Company shall have executed and caused the filing with the appropriate offices of all financing statements reasonably requested by Purchaser or its counsel in connection with this Agreement or any other Document and shall have furnished evidence of filing of such financing statements to Purchaser or its counsel.

      i. Business Review. The Purchaser shall be satisfied in its sole discretion with the results of its review of the business, licenses, properties, assets, liabilities, technology, contractual arrangements, financial condition, results of operations and prospects of the EqualNet Companies.

                                  SCHEDULE 13D
CUSIP NO. 294408109                                                PAGE 16 OF 25


                                   ARTICLE 4.
            REPRESENTATIONS AND WARRANTIES OF THE EQUALNET COMPANIES

      The EqualNet Companies, jointly and severally, represent and warrant to the Purchaser that:

      a. Organization and Standing of the Company. Each EqualNet Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and to enter into and, as applicable, perform its obligations hereunder and under the Notes, the Warrants, the Refinancing Notes, the Intercreditor Agreement, the Security Agreement and under all other documents and instruments to be executed and delivered as contemplated by this Agreement (this Agreement, the Notes, the Warrants, the Refinancing Notes, the Intercreditor Agreement, the Security Agreement, the Right Agreement and all such other documents and instruments to be executed by the EqualNet Companies in connection with the Closing hereinafter referred to, individually, as a "Document" and collectively, as the "Documents") to which it is a party. Each EqualNet Company is qualified to do business and is in good standing in each jurisdiction in which it is required to so qualify and where the failure to be so qualified would have a material adverse effect on the business, assets, financial condition or results of operations of the Company or the EqualNet Companies taken as a whole (a "Material Adverse Effect").

      b. Corporate Action. Each EqualNet Company has taken all corporate action required to make the Documents to which it is a party valid and enforceable obligations of such EqualNet Company, including, without limitation, approval by each EqualNet Company's board of directors.

      c. Validity of Documents. This Agreement and the other Documents have been duly authorized and executed by each EqualNet Company that is a party thereto and constitute valid and legally binding obligations of each such EqualNet Company, enforceable in accordance with their terms. A sufficient number of shares of duly authorized and unissued Common Stock of the Company has been reserved for issuance upon the exercise of the Warrants, and no further corporate action is required for the valid issuance of the Warrant Stock (as defined in the form of Warrant) upon the exercise of the Warrants. The issuance of the Warrant Stock in accordance with the terms of the Warrants will, at the Closing and thereafter, not be subject to preemptive, antidilution or similar rights of any Person, and when issued and delivered against payment therefor in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and nonassessable.

      d. Consents. The execution and delivery by each EqualNet Company of this Agreement and the other Documents to which it is a party and the performance of the transactions contemplated hereby and thereby (a) do not and under present law will not violate, or require any consent or approval pursuant to, any

                                  SCHEDULE 13D
CUSIP NO. 294408109                                                PAGE 17 OF 25

law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, (b) do not violate any provision of its certificate or articles of incorporation or bylaws, (c) do not and will not give rise to any lien upon any of its assets, except as otherwise contemplated hereby, and (d) do not violate any provision of, or cause a default under, any material agreement, lease, instrument or other contract to which it is a party.

      e. Capitalization; Status of Capital Stock. The Company has a total authorized capitalization consisting of (i) 20,000,000 shares of Common Stock, of which 6,152,000 shares are currently issued and outstanding and 402,000 are reserved for issuance upon exercise of outstanding stock options and warrants and (ii) 1,000,000 shares of Preferred Stock, par value $.01 per share, none of which are currently issued and outstanding. All the outstanding shares of Common Stock of the Company have been duly authorized, are validly issued and are fully paid and nonassessable. No options or rights to purchase shares of capital stock, or securities convertible into shares of capital stock, are authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock or securities convertible into or evidencing any right to acquire shares of its capital stock, except as set forth above, pursuant to this Agreement or as set forth on Schedule 4.5. There are no restrictions on the transfer of shares of Warrant Stock, other than those imposed by relevant state and federal securities laws or as expressly set forth in the form of the Warrants.

      f. Private Offering. Based on and assuming the accuracy of the representations of Purchaser set forth in Section 6.2 hereof, the offer, sale, issuance and delivery to the Purchaser pursuant to the terms of this Agreement of the Notes, the Warrants, the Refinancing Notes and the Warrant Stock, are exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") and no qualification of an indenture under the Trust Indenture Act of 1939, as amended, is required in connection with such transaction.

      g. Title to Assets. Each of the EqualNet Companies has good and marketable title to all of its properties and assets, free and clear of all liens and encumbrances, other than liens and encumbrances (i) contemplated hereby, (ii) in existence on the date hereof granted in connection with the Credit Agreement,
(iii) or as set forth on Schedule 4.7 hereto.

      h. Insurance. Each of the EqualNet Companies maintains with financially sound and reputable insurers, risk of physical loss or damage insurance covering its assets wherever the same may be located, insuring against the risk of fire, explosion, theft and such other risks as are prudently insured against by corporations engaged in the same business and similarly situated with the EqualNet Companies in an amount usually carried by corporations engaged in the same business and similarly situated with the Companies.

      i. Security Interest. The Security Agreement, when it has been duly executed and delivered by the EqualNet Companies and the financing statements required to be filed thereunder have been duly filed, will create and grant to the Purchaser a valid and perfected security interest in the Collateral (as defined in the Security Agreement).

                                  SCHEDULE 13D
CUSIP NO. 294408109                                                PAGE 18 OF 25

      j. Financial Statements. The Company's consolidated financial statements, set forth in the Company's Annual Report on Form 10-K for its latest fiscal year ended, consisting of balance sheets and statements of operations and cash flows and accompanying footnotes, certified by the Company's independent accountants, and the interim financial statements, set forth in the Company's Quarterly Report on Form 10-Q filed after such Form 10-K, as filed with the Securities and Exchange Commission (the "SEC Filings"), fairly present, in all material respects, the financial condition and results of operations of the Company and its subsidiaries as of the dates and for the periods presented therein, all in accordance with generally accepted accounting principles consistently applied ("GAAP"). Except as set forth on Schedule 4.10 hereto, (i) there are no liabilities, fixed or contingent, which are material but not reflected in such financial statements other than liabilities arising in the ordinary course of business since the date of the interim financial statements and (ii) there has been no material change in the business, financial condition or operations of the Company since September 30, 1996.

      k. Books and Records. The books and records of the EqualNet Companies accurately reflect in all material respects the transactions to which any EqualNet Company is a party or by which its properties are subject or bound, and such books and records have been properly kept and maintained.

      l. Accounting Controls. The EqualNet Companies maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general and specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization, and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      m. No Litigation. Except as disclosed in the SEC Filings filed prior to the date of this Agreement, no EqualNet Company is now engaged in or threatened in writing with any litigation or other proceeding in connection with its affairs which would or could reasonably be expected to have a Material Adverse Effect.

      n. No Default. No Event of Default (as defined in the Notes) or other event which, with the giving of notice or the passage of time or both, would constitute an Event of Default has occurred and is continuing.

      o. Disclosure Generally. The representations and statements made by the EqualNet Companies or on their behalf in connection with this Agreement do not and will not contain any untrue statement of a material fact or, taken collectively, omit to state a material fact or any fact necessary to make the representations and statements made not materially misleading. No written information, exhibit, report or financial statement furnished by the EqualNet Companies to the Purchaser in connection with this Agreement

                                  SCHEDULE 13D
CUSIP NO. 294408109                                                PAGE 19 OF 25

contains or will contain any material misstatement of fact or, taken collectively, omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

      p. Registration Rights. Except as disclosed on Schedule 4.17, (i) no person has rights to the registration of any securities of the Company or any subsidiary and (ii) neither the Company nor any of its subsidiaries will have any liability for any rights of any person for the registration of any securities of the Company.

      q. No Subsidiaries. Except for EqualNet Subsidiary, TeleSource and Wholesale, the Company has no equity, partnership or other similar interest, direct or indirect, in any person.


                                   ARTICLE 5.

                                    COVENANTS


      Each EqualNet Company shall, for so long as any portion of the Notes or the Refinancing Notes is unpaid, comply with the covenants set forth in Sections
7.1 through 7.8, 7.10 through 7.14 and Article VIII (substituting the Purchaser for the Agent and the Lenders where appropriate) of the Credit Agreement, as such covenants are in effect on the date hereof and irrespective of any amendment, modification or termination of the Credit Agreement or any waiver by the Lenders thereunder. In addition to such covenants, the Company agrees to promptly have any shares of Warrant Stock that are issued pursuant to the Warrants approved for quotation on the Nasdaq National Market or such other primary market or trading system on which the Common Stock then trades.


                                   ARTICLE 6.

                         REPRESENTATIONS AND WARRANTIES
                         AND COVENANTS OF THE PURCHASER


      The Purchaser represents and warrants to the EqualNet Companies and covenants and agrees with the EqualNet Companies as follows:

      a. Authorization. This Agreement constitutes a valid and legally binding obligation of the Purchaser enforceable in accordance with its terms.

                                  SCHEDULE 13D
CUSIP NO. 294408109                                                PAGE 20 OF 25

      b.          Investment Representations; Transfer.

                  (a) The Notes, the Warrants and the Refinancing Notes are being acquired by the Purchaser for investment for its own account, and not with a view to the sale or distribution of any part thereof or of the Warrant Stock, and it has no present intention of selling, granting participation in, or otherwise distributing the same except for distributions that are exempt from the registration requirements of applicable securities laws (other than any notice provisions thereof) or pursuant to a registered offering.

                  (b) The Purchaser understands that the Notes, the Refinancing Notes, the Warrants and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act") on the basis that the offer and sale thereof as provided for in this Agreement and the issuance of the Warrant Stock are exempt from registration under the Securities Act pursuant to
Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Purchaser's representations set forth herein.

                  (c) The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, is experienced in evaluating investments in companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the entire economic risk of its investment. The Purchaser has made its own evaluation of its investment in the Notes and the Warrants, and will make its own evaluation of its investment in the Refinancing Notes, based upon such information as is available to it and without reliance upon the Company or any other person or entity, and the Purchaser agrees that neither the Company nor any other person or entity has any obligation to furnish any additional information to the Purchaser except as expressly set forth herein.

                  (d) The Purchaser understands that the Notes, the Refinancing Notes, the Warrants and Warrant Stock may not be sold, transferred, pledged, hypothecated or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Notes, the Refinancing Notes, the Warrants or the Warrant Stock or an available exemption from registration under the Securities Act, the Notes, the Refinancing Notes, the Warrants and the Warrant Stock must be held indefinitely.

      c. Legends; Stop Transfer. Each Purchaser agrees that all Notes, Refinancing Notes, Warrants and Warrant Stock shall bear legends in substantially the following form:

      "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY OTHER STATE. THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION

                                  SCHEDULE 13D
CUSIP NO. 294408109                                                PAGE 21 OF 25

      STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

For Notes and Refinancing Notes only:

      THIS NOTE IS SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT REFERRED TO HEREIN.


                                   ARTICLE 7.

                                  MISCELLANEOUS

    a. Costs, Expenses and Taxes. The EqualNet Companies shall bear all costs and expenses in connection with the preparation, execution and delivery of this Agreement, the Notes, the Refinancing Notes, the Warrants and the Warrant Stock, provided that EqualNet shall only be obligated for up to $30,000 of Purchaser's reasonable attorney fees incurred in connection therewith. The EqualNet Companies shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, and the original issuance of the Notes, the Refinancing Notes, the Warrants and the Warrant Stock.

      b. Limitation on Liability; Indemnification.

         (a) Purchaser shall not have any liability to any EqualNet Company for any matter arising under or relating in any manner to the Documents unless caused exclusively by the gross negligence or willful misconduct of Purchaser. To the extent permitted by applicable law, in addition to the payment of costs and expenses pursuant to Section 7.1 hereof, and irrespective of whether the transactions contemplated hereby shall be consummated, the EqualNet Companies agree to indemnify, exonerate, pay and hold the Purchaser, and any holder of any interest in the Notes, the Refinancing Notes, the Warrants or the Warrant Stock, and the officers, directors, employees and agents of the Purchaser or such holders (collectively, the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, causes of action, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, irrespective of whether such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitee, in any matter relating to or arising out of this Agreement or any of the other Documents or in connection with any claim asserted against the Purchaser by any person or entity arising out of or in any way connected with this Agreement or any of the other Documents (collectively, the

                                  SCHEDULE 13D
CUSIP NO. 294408109                                                PAGE 22 OF 25

"Indemnified Liabilities"); provided however, that the EqualNet Companies shall have no obligation hereunder with respect to an Indemnitee for any Indemnified Liabilities proximately caused by the gross negligence or willful misconduct of such Indemnitee.

         (b) If for any reason the indemnification provided in paragraph (a) is unavailable to any Indemnitee or insufficient to hold it harmless as contemplated thereby then the EqualNet Companies shall contribute to the amount paid or payable by the Indemnitee as a result of such loss, claim, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the EqualNet Companies, on the one hand and such Indemnitee on the other hand, but also the relative fault of the EqualNet Companies and the Indemnitee, as well as any equitable considerations.

      c. Survival of Representations. The representations and warranties contained in this Agreement or in any certificate furnished hereunder shall survive the Closing. Notwithstanding any investigation conducted by the Purchaser before or after the Closing or the decision of the Purchaser to complete the Closing, the Purchaser shall be entitled to rely upon the representations and warranties set forth herein.

      d. Prior Agreements. This Agreement and the other Documents constitute the entire agreement between the parties concerning the subject matter hereof and supersede any prior representations, understandings or agreements. There are no representations, warranties, agreements, conditions or covenants, of any nature whatsoever (whether express or implied, written or oral) between the parties hereto with respect to such subject matter except as expressly set forth herein or therein, and the Purchaser acknowledges not having relied upon any such representations, warranties, agreements, conditions or covenants which may have been previously made by or on behalf of the EqualNet Companies or any officers or agents or any other person or entity.

      e. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

      f. GOVERNING LAW. THIS AGREEMENT AND THE OTHER DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CHOICE OF LAW RULES.

      g. Litigation. Each of the EqualNet Companies and the Purchaser hereby waives trial by jury in any action or proceeding of any kind or nature in any court in which an action may be commenced by or against it arising out of or relating this Agreement or any of the other Documents. The EqualNet Companies and the Purchaser hereby agree that the United States District Court for the Southern District of New York, if a basis for jurisdiction exists, and otherwise the courts of the State of New York located in the Borough of Manhattan, the City of New York, shall have exclusive jurisdiction to hear and determine any claims or disputes between any of the EqualNet Companies and the Purchaser, pertaining directly or indirectly to this Agreement or to any of the Documents or to any matter arising therefrom, provided that notwithstanding the

                                  SCHEDULE 13D
CUSIP NO. 294408109                                                PAGE 23 OF 25

foregoing, Purchaser may bring any suit action or proceeding arising out of or relating to this Agreement or any of the other Documents, in the courts of any place where Purchaser can establish jurisdiction over the EqualNet Companies. The parties hereto expressly submit and consent in advance to such jurisdiction in any action or proceeding commenced in such courts, hereby waiving personal service of the summons and complaint, or other process or papers issued therein and agreeing that service of such summons and complaint or other process or papers may be made by registered or certified mail addressed to such party at its address provided herein. Each of the parties hereto waives any objection that it may now or hereafter have to the laying of venue brought in the aforementioned courts and hereby waives and agrees not to plead or claim in such courts that any such action or proceeding brought in such court is brought in an inconvenient forum.

      h. Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      i. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

      j. Binding Effect. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

      k. Publicity. Except as required by law or the rules of the Nasdaq Stock Market, neither the EqualNet Companies nor the Purchaser shall, nor shall they permit their respective stockholders, directors, officers or advisors to, issue or cause the publication of any press release or make any other public statement, filing or announcement with respect to this Agreement and the transactions contemplated hereby without the prior consent of the other parties. The Company and the Purchaser shall cooperate in issuing press releases or otherwise making public statements with respect to this Agreement and the transactions contemplated hereby, which cooperation shall include first consulting the other party hereto concerning the requirement for, and timing and content of, such public announcement.

                                  SCHEDULE 13D
CUSIP NO. 294408109                                                PAGE 24 OF 25

      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.

                                               EQUALNET COMPANIES:

                                               EQUALNET HOLDING CORP.


                                               By: /s/ Zane Russel
                                                   -----------------------------
                                                   President


                                               EQUALNET CORPORATION


                                               By: /s/ Zane Russel
                                                   -----------------------------
                                                   President


                                               TELESOURCE, INC.


                                               By: /s/ Zane Russel
                                                   -----------------------------
                                                   President


                                               EQUALNET WHOLESALE SERVICES, INC.


                                               By: /s/ Zane Russel
                                                   -----------------------------
                                                   President

                                               PURCHASER:

                                               THE FURST GROUP, INC.


                                               By: /s/ Jeffrey Bockol
                                                   -----------------------------
                                                   Jeffrey Bockol
                                                   Executive Vice President

                                                                       EXHIBIT B


         THE SECURITIES REPRESENTED HEREBY AND THE COMMON STOCK ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY OTHER STATE. THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.



WARRANT NO.___                                                      _____ SHARES


                             EQUALNET HOLDING CORP.
                      Warrant for Purchase of Common Stock


                               ___________, 199__


                                     This is to certify that ________________
(the "Holder"), with an address at _______________________________, is entitled to purchase _______ shares of Common Stock, par value $.01 per share (the "Warrant Stock"), of EqualNet Holding Corp., a Texas corporation (the "Company"), at a price and subject to the terms and conditions contained herein. This warrant is one of the warrants (collectively, "Warrants") of the Company issued under a Notes and Warrants Purchase Agreement (the "Agreement") dated as of February 3, 1997 between the Company, EqualNet Corporation, TeleSource, Inc. and EqualNet Wholesale Services, Inc. and The Furst Group, Inc., a New Jersey corporation. Capitalized terms used herein and not otherwise defined herein (including in Section 13 hereof) have the meanings specified in the Agreement.

                          Section 1.  Exercise of the Warrant

                                  (a)      This Warrant shall be exercisable at
any time subsequent to the date hereof until 5:00 P.M. Houston, Texas time on December 31, 1999, at which time this Warrant shall expire.

                                  (b)      This Warrant may be exercised by the
Holder in whole or in part upon surrender of the Warrant with the duly completed and executed subscription form attached hereto at the office of the Company at its address set forth in Section 7, or at such other place in the

United States as the Company may designate for such purpose by notice hereunder, upon payment to the Company of the Warrant Price (as hereinafter defined in Section 2). Payment of the Warrant Price may be made:

                                        (i)     by delivery of Notes or
                          Refinancing Notes in an unpaid principal amount which is, together with unpaid accrued interest, equal to the Warrant Price;

                                        (ii)    by delivery of cash or a bank
                          cashier's or certified check payable in United States currency to the order of the Company in the amount of the Warrant Price or wire transfer of the Warrant Price in immediately available funds; or

                                        (iii)   by delivery of a combination of
                          (i) and (ii).

                                  (c)      The Holder may also effect a
cashless exercise by surrender of this Warrant at such office with a duly completed and executed cashless exercise form attached hereto (a "Cashless Exercise"). In the event of a Cashless Exercise, the Holder shall exchange this Warrant for that number of shares of Warrant Stock determined by multiplying the number of shares of Warrant Stock as to which a Cashless Exercise is made by a fraction, the numerator of which shall be the difference between the then Current Price Per Share as of the close of business on the business day prior to the date of exercise and the Warrant Price, and the denominator of which shall be such Current Price Per Share.

                                  (d)      Stock issuable upon the exercise of
this Warrant shall be and will be deemed to be issued to the Holder or its nominee as record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and the Warrant Price paid as provided above (and any Notes or Refinancing Notes delivered as aforesaid shall be deemed paid on such date) or Cashless Exercise is effected. Certificates for such shares shall be delivered to the Holder as soon as practicable but not later than seven business days after such exercise to the Holder or its agent at an address in the State of New York provided to the Company by the Holder.

                          Section 2.  Warrant Price and Warrant Stock
                                      Adjustments.

                                  (a)      The price at which the shares of
Warrant Stock shall be purchasable upon the exercise of this Warrant shall be $2.00 per share (the "Warrant Price"), subject to adjustments as hereinafter set forth:

                                        (i)     If the Company shall issue or
                          sell Options or Convertible Securities (other than Excluded Securities) for consideration less than the Warrant Price at the date of such issue or sale, the Warrant Price shall be adjusted down to an amount that is equivalent to such consideration.

                                        (ii)    If the Company shall issue or
                          sell Common Stock (other than pursuant to Excluded Securities or pursuant to Options or Convertible Securities outstanding on the date hereof) for a consideration per share less than the Warrant Price at the date of such issue or sale, the Warrant Price shall be adjusted down to an amount that is equivalent to such consideration.

                                        (iii)   The Warrant Price shall be
                          adjusted as provided in subsection 2(b)(v) hereof.

                                        (iv)    In the event that (A) at any
                          time Zane Russell ceases to be and act as the chief executive officer of the Company or (B) Michael Hlinak ceases to be and act as chief operating officer of the Company, the Warrant Price shall be adjusted down to that number that is equal to the Warrant Price at the time of such failure or cessation divided by two; provided that, if such cessation is a result of a termination for good cause, as determined in good faith by the Board of Directors of the Company, or the death, disability or incapacity of Zane Russell or Michael Hlinak, respectively, no adjustment in the Warrant Price shall be made under this subparagraph (iv); provided further that no adjustments shall be made to the Warrant Price with respect to (B) above after the earlier to occur of the passage of one year from the date of the Agreement or the date on which Michael Hlinak and the Company enter into an employment agreement containing terms consistent with industry practice and Michael Hlinak's position with the Company and with a term of at least one year.

                                        (v)     The Warrant Price shall be
                          adjusted as provided in subsection 2(c) hereof.

                                  (b)      The number of shares purchasable
upon the exercise of this Warrant and the Warrant Price shall upon the occurrence of any of the following events after the date hereof be subject to adjustment as follows:

                                        (i)     In case the Company shall issue
                          shares of Common Stock, Options or Convertible Securities (except Excluded Securities and shares of Common Stock issuable pursuant to the exercise of Excluded Securities), the number of shares of Warrant Stock that immediately prior to such issuance the Holder of this Warrant shall have been entitled to purchase pursuant to this Warrant shall be increased in direct proportion to the increase in the number of shares of Common Stock outstanding immediately prior to such issuance (in the case of the issuance of Options or Convertible Securities, the number of shares of Common Stock outstanding shall include the maximum aggregate number of shares of Common Stock issuable pursuant to such Options and Convertible Securities assuming full exercisability thereof at the time of issuance); provided that if such shares of Common Stock, Options or Convertible Securities (except Excluded Securities and shares of Common Stock issuable pursuant to the Exercise of Excluded Securities) are issued for a consideration per share less than the Warrant Price at the date of such issue or sale, the number of shares of Warrant Stock that immediately prior to such issuance the Holder of this Warrant shall have been entitled to purchase pursuant to this Warrant shall be increased to the greater of
                          (A) that number of shares that is equal to the number of shares of Warrant Stock that immediately prior to such issuance the Holder of this Warrant shall have been entitled to purchase pursuant to this Warrant multiplied by a fraction, the numerator of which is the Warrant Price and the denominator of which is such consideration per share, and (B) the number of shares of Warrant Stock otherwise calculated under this paragraph (i).

                                        (ii)    In case the Company shall (A)
                          pay a dividend in Common Stock, (B) subdivide its outstanding Common Stock, or (C) combine its outstanding Common Stock into a smaller number of shares, the number of shares of Warrant Stock which immediately prior to such event the Holder of this Warrant shall have been entitled to purchase pursuant to this Warrant shall be increased or decreased in direct proportion to the increase or decrease, respectively, in the number of shares of Common Stock outstanding immediately prior to such event. An adjustment made pursuant to this subsection 2(b)(ii) shall become effective retroactively immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

                                        (iii)   In case the Company shall
                          distribute to all holders of its Common Stock evidences of its indebtedness or other assets (other than distributions payable in Common Stock, then in each such case the number of shares of Warrant Stock thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of shares of Warrant Stock theretofore purchasable upon the exercise of this Warrant, by a fraction, of which the numerator shall be the then Current Price Per Share on the date of such distribution and of which the denominator shall be such Current Price Per Share less the then Fair Market Value of the portion of the assets or evidences of indebtedness so distributed to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

                                        (iv)    No adjustment in the number of
                          shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares purchasable upon the exercise of this Warrant; provided, however, that any adjustments which by reason of this sentence are not required to be made shall be carried forward and taken into account on any subsequent adjustment.

                                        (v)     Whenever the number of shares
                          purchasable upon the exercise of this Warrant is adjusted as herein provided in subsection 2(b)(ii) or 2(b)(iii) above, the Warrant Price per share payable upon exercise of this Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares so purchasable immediately thereafter.

                                        (vi)    In case of any capital
                          reorganization or reclassification of the capital stock of the Company, the Holder of this Warrant shall thereafter be entitled to purchase, for the aggregate Warrant Price payable hereunder in order to exercise this Warrant, the Other Securities and property receivable upon such capital reorganization or reclassification by a holder of the number of shares of Common Stock which this Warrant entitled the Holder hereof to purchase immediately prior to such capital reorganization or reclassification.

                                        (vii)  If the Company shall at any time
                          consolidate with or merge with or into another corporation or entity or shall sell or transfer to another entity all or substantially all of the assets of the Company, the Holder of this Warrant will thereafter have the right to purchase, for the aggregate Warrant Price payable hereunder in order to exercise this Warrant, the Other Securities and/or property receivable by a holder of the number of shares of Common Stock which this Warrant entitled the Holder of this Warrant to purchase immediately prior to such consolidation, merger, sale or transfer, if any. The Company shall take such steps in connection with such consolidation, merger, sale or transfer, as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to Other Securities or property thereafter deliverable upon the exercise of this Warrant. The Company, the successor corporation or the purchasing entity, as the case may be, shall execute and deliver to the Holder a supplemental Warrant so providing.

                                        (viii)  In the event that at any time,
                          as a result of an adjustment made pursuant to subsection 2(a)(vi) or 2(a)(vii) above, the Holder of this Warrant shall become entitled to purchase any Other Securities or property other than Common Stock, thereafter the number of such Other Securities or property so purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 2.

                                        (ix)    The number of shares
                          purchasable upon the exercise of this Warrant shall be adjusted as set forth in subsection 2(c)

                                  (c)      (i)  In the event that the Company
becomes aware that it will fail to satisfy the quantitative continued listing requirements of the Nasdaq National Market, the Company shall, as promptly as practicable, give written notice (the "Delisting Notice") to the Holder and request the Holder to exercise all or a portion of the Warrant. The Delisting Notice shall set forth the dollar amount (the "Exercise Amount") that the Company requires to continue satisfying the quantitative continued listing requirements. Upon receipt of the Delisting Notice, the Holder shall have the right at its sole option to exercise (or elect not to exercise) all or part of the Warrant, provided that, as to that portion of the Warrant so exercised (up to the Exercise Amount), the Warrant Price shall be adjusted down to that number that is equal to the Warrant Price at the time of receipt of the Delisting Notice divided by two (but not less than $1.00 per share), and the number of shares purchasable under that portion of the Warrant so exercised at the time of receipt of the Delisting Notice shall be increased by multiplying such number by two (but not more than 3,000,000 shares). No change shall be made as to the Warrant Price or the number of shares purchasable under all or that portion of the Warrant that is not so exercised.

(As an example, if the Warrant Price is $2.00 and the number of shares purchasable under the Warrant is 1,500,000 at the time the Holder receives a Delisting Notice, and the Exercise Amount set forth in the Delisting Notice is $1,000,000, the Holder shall have the option of exercising Warrants to purchase 1,000,000 shares at $1.00 per share, and, if the Holder elects to so exercise, the remaining Warrant will continue to permit the Holder to purchase 1,000,000 shares at $2.00 per share).

                                        (ii)  If the Company fails to provide
the Delisting Notice to the Holder and the Company is subsequently suspended or delisted from trading on the Nasdaq National Market, the Warrant Price shall be adjusted down to that number that is equal to the Warrant Price at the time of such suspension or delisting divided by two, and the number of shares purchaseable under the Warrant at the time of such suspension or delisting shall be increased by multiplying such number by two.

                                  (d)      For the purposes of this Section 2:

                                        (i)     the consideration for the issue
                          or sale of any Common Stock shall, irrespective of the accounting treatment of such consideration,

                                                (A)      insofar as it
                                        consists of cash, be computed
                                        at the net amount of cash received by
                                        the Company, after deducting any
                                        expenses paid or incurred by the
                                        Company and any commissions or
                                        compensations paid or concessions or
                                        discounts allowed to underwriters,
                                        dealers or others performing similar
                                        services in connection with such issue
                                        or sale,

                                                (B)      insofar as it
                                        consists of property (including
                                        securities) other than cash, be
                                        computed at the Fair Market Value
                                        thereof at the time of such issue or
                                        sale, and

                                                (C)      in case Common Stock,
                                        Options or Convertible
                                        Securities are issued or sold together
                                        with other stock or securities or other
                                        assets of the Company for a
                                        consideration which covers both, be the
                                        portion of such consideration so
                                        received, computed as provided in
                                        clauses (A) and (B) above, allocable to
                                        such Common Stock, Options or
                                        Convertible Securities all as
                                        determined by an independent appraiser
                                        reasonably satisfactory to both the
                                        Holder and the Company;

                                        (ii)    Options and Convertible
                                  Securities shall be deemed to have been
                                  issued for a consideration per share
                                  determined by dividing

                                                (A)      the total amount, if
                                        any, received and receivable by
                                        the Company as consideration for the
                                        issue, sale, grant or assumption of the
                                        Options or Convertible Securities in
                                        question, plus the minimum aggregate
                                        amount of additional consideration (as
                                        set forth in the instruments relating
                                        thereto, without regard to any
                                        provision contained therein for a
                                        subsequent
                                        adjustment of such consideration to
                                        protect against dilution) payable to
                                        the Company upon the exercise in full
                                        of such options or the conversion or
                                        exchange of such Convertible Securities
                                        or, in the case of Options for
                                        Convertible Securities, the exercise
                                        of such Options for Convertible
                                        Securities and the conversion or
                                        exchange of such Convertible
                                        Securities, in each case computing
                                        such consideration as provided in the
                                        foregoing subsection 2(d)(i).

                                  by

                                                (B)       the maximum number
                                        of shares of Common Stock (as
                                        set forth in the instruments relating
                                        thereto, without regard to any
                                        provision contained therein for a
                                        subsequent adjustment of such number to
                                        protect against dilution) issuable upon
                                        the exercise of such Options or the
                                        conversion or exchange of such
                                        Convertible Securities; and

                                        (iii)   Common Stock issued as a result
                                  of stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

                          Section 3.  Notification Upon the Occurrence of
Certain Events. (a) Upon any adjustment pursuant to Section 2 hereof, the Company within 10 days thereafter shall give notice thereof to the Holder of this Warrant, in the manner specified in Section 7 hereof, which notice shall state the adjusted Warrant Price, the increased or decreased number of shares or the adjusted other securities or property purchasable hereunder and the method of calculation and the facts upon which such calculation is based.

                                  (b)      In case:

                                        (i)     the Company shall propose to
                          take a record of the holders of its Common Stock (or other securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend or distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right, or

                                        (ii)  of any capital reorganization of
                          the Company, any reclassification of the capital stock of the Company, any consolidation with or merger of the Company with and into another corporation or other entity, or any conveyance of all or substantially all of the assets of the Company to another entity, or

                                        (iii)  of any voluntary or involuntary
                          dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant, at least 30 days in advance of any of the foregoing actions, a notice specifying, as the case may be, (y) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (z) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger.

                          Section 4.  Reservation of Warrant Stock;
                                      Representations.

                                  The Company covenants that it will at all
times reserve and keep available out of its authorized shares of stock, solely for the purpose of issue upon exercise of this Warrant as herein provided, such number of shares of Common Stock or Other Securities as shall then be issuable upon the exercise of the Warrant. The Company represents that all shares of Warrant Stock to which the Holders of the Warrants shall be entitled upon the exercise thereof (i) are duly authorized by the Articles of Incorporation of the Company in accordance with the laws of the State of Texas, (ii) have been duly authorized to be issued upon the exercise of the Warrants from time to time in whole or in part, (iii) will be, when issued in accordance with the terms of the Warrants, duly authorized and validly issued and fully paid and nonassessable and free and clear of all liens and rights of others whatsoever (other than liens and rights of others claiming by, through or under the Holder) and (iv) will not be at the time of such exercise subject to any restrictions on transfer or sale except as provided by applicable securities laws or otherwise herein.

                          Section 5.  Registration Rights.

                                  (a)      As promptly as practicable after the
Closing Date, the Company will file a registration statement (the "Shelf Registration") with the Commission under the Securities Act permitting the disposition of the Warrant Stock in accordance with the intended methods thereof as specified in writing by the Purchaser. The Company will use its commercially reasonable efforts to have the Shelf Registration declared effective by the Commission as soon as practicable after the filing date and to at all times maintain the effectiveness thereof. The Holders of Warrants and Warrant Stockholders representing (assuming exercise of all Warrants) more than 50% of the Warrant Stock ("Majority Holders") may, at any time, request that the Company supplement or amend the Shelf Registration to effect an underwritten offering of the Warrant Stock by one or more underwriters selected by the Majority Holders; provided that the Majority Holders may only make such request a total of three (3) times. The Company will as promptly as practicable supplement or amend such Shelf Registration to the extent required to permit the disposition in accordance with such request and use its commercially reasonable efforts to have the amendment declared effective by the SEC as soon as practicable after the filing date. The Company shall enter into an underwriting agreement in customary form used by such underwriter or underwriters, which shall include, among other provisions, contribution and indemnities of the Company and the Holders to the effect and to the extent provided in this Section 5. The Warrant Stockholders whose Warrant Stock is to be distributed by such underwriters shall be parties to such underwriting agreement. No Warrant Stockholder may participate in such underwritten offering unless such Warrant Stockholder agrees to sell its Warrant Stock on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. The obligations of the Company under this Section 5
(a) shall terminate on the earlier to occur of (i) the third anniversary of the date of this Warrant and (ii) at such time as all Holders and Warrant Stockholders may transfer, without restriction whatsoever, all of the Warrant Stock held by them or issuable to them upon conversion of Warrants held by them, pursuant to Rule 144(k) promulgated under the Securities Act.

                                  (b)      At any time that the Shelf
Registration is not available for any reason or not required pursuant to
Section 5(a), upon written notice ("Registration Notice") from the Majority Holders to the Company requesting that the Company effect the registration under the Securities Act of at least 15% of the Warrant Stock or any lesser percentage so long as the anticipated proceeds from such offering exceed $500,000, which Registration Notice shall specify the intended method or methods of disposition of such Warrant Stock, the Company shall use its commercially reasonable efforts to effect (at the earliest practicable date) the registration under the Securities Act of such Warrant Stock (each, a "Demand Registration") for disposition in accordance with the intended method or methods of disposition stated in such Registration Notice; provided that a Holder shall have the right to deliver Registration Notices to effect three (3) demand registrations pursuant to this Section 5(b) and no more without regard to the number of underwritten offerings requested pursuant to Section 5(a) hereof.

                                  (c)      Whenever the Company proposes to
file a Registration Statement with the Commission pursuant to the Securities Act in connection with a public offering by the Company of its Common Stock, whether for the Company's own account or for the account of others, other than a Registration Statement on Form S-4 or Form S-8 or any successor forms thereto (a "Piggyback Registration"), the Company will give prompt written notice to all Holders and Warrant Stockholders and will include in such Piggyback Registration all Warrant Stock with respect to which the Company has received written requests for inclusion within 20 days after the Company's mailing of such notice; provided that if the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering, at a price reasonably related to fair value, the Company will allocate the securities to be included first to the Company, then on a pro rata basis among the Holders and Warrant Stockholders and any other person with registration rights not subordinated to those of the Warrant Stockholders.

                                  (d)      If the proposed filing of a
Registration Statement of which the Company gives notice pursuant to Section 5(c) hereof is for a registered public offering involving an underwriting, the Company shall so advise the Holders and the Warrant Stockholders as part of the written notice given pursuant to Section 5(c). In such event, if a Warrant Stockholder proposes to distribute Warrant Stock through such underwriting, such Warrant Stockholder shall (together with the Company and the other holders of securities of the Company distributing their securities through such underwriting) enter into an underwriting agreement in such form as shall have been negotiated and agreed to by the Company with the underwriter or underwriters selected for such underwriting by the Company. The Company will give the Holders and the Warrant Stockholders notice (the "Pricing Notice") of the anticipated range of the public offering price not later than two weeks prior to the anticipated effective date of any Registration Statement which includes Warrant Stock to be sold for the account of a Holder or Warrant Stockholder. A Holder or Warrant Stockholder may in its discretion withdraw any time prior to five days after receipt of the Pricing Notice, but may not thereafter withdraw any Warrant Stock, unless the public offering price is below the lowest price in the range of anticipated public offering prices specified in the Pricing Notice. In order to facilitate the execution of the underwriting agreement and the closing thereunder, a Holder or Warrant Stockholder will, at the request of the managing underwriter, enter into a custody agreement and power of attorney consistent with the preceding sentence.

                                  (e)      Notwithstanding the foregoing, if,
at any time after giving written notice of its proposal to file a Registration Statement pursuant to Section 5(c) hereof and prior to the effective date of such Registration Statement, the Company shall determine for any reason not to register the securities proposed to be covered thereby, the Company may, at its election, give written notice of such determination to the Holders and Warrant Stockholders and upon the withdrawal of such Registration Statement shall have no further obligation to register any Warrant Stock held by the Holders or Warrant Stockholders in connection with such registration. In the event of such withdrawal by the Company, the Company shall promptly reimburse the Holders and Warrant Stockholders for the reasonable fees and expenses of their own legal counsel and other reasonable expenses incurred in connection with such registration.

                                  (f)      Subject to subsection 5(g)(ii)
below, in connection with any registration effected hereunder, the Company shall bear all expenses incurred by it in connection therewith and in connection with the related distribution, which shall include, without limitation, the following costs and expenses: (i) printing and engraving costs; (ii) transfer agent's and registrar's fees; (iii) legal and accounting fees and expenses (provided that such expenses shall include only one counsel for all selling Warrant Stockholders); (iv) registration and filing fees with the Commission and any other regulatory or self-regulatory agencies or bodies; and (v) reasonable costs of investigation of matters subject to disclosure in the Registration Statement, including the fees and appraisers or other experts. Notwithstanding the foregoing, and subject to subsection 5(g)(i) below, in connection with any registration effected hereunder, a Warrant Stockholder shall bear all of his own expenses, including, without limitation, any underwriting commissions or discounts in respect of the sale of its Warrant Stock and the legal fees of its own counsel.

                                  (g)      In connection with any Registration
Statement filed hereunder in which the Holder participates as a selling stockholder, the following provisions as to indemnification shall apply:

                                        (i)     The Company shall indemnify and
hold harmless the Warrant Stockholders against any losses, claims, damages or liabilities to which he may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and the Company will reimburse any legal or other expenses reasonably incurred by the Warrant Stockholders in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon any untrue statement or alleged untrue statement, or upon any omission or alleged omission, of any material fact contained in the Registration Statement, any preliminary prospectus, the prospectus or any such amendment or supplement, to the extent that such fact was included or omitted in reliance upon and in conformity with information furnished to the Company by or through such Warrant Stockholder specifically for use in the preparation thereof. This indemnity will be in addition to any liability which the Company may otherwise have.

                                        (ii)    A Warrant Stockholder will
indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Company, within the meaning of the Securities Act or otherwise, against any losses, claims, damages or liabilities to which it may become subject under the Securities Act or otherwise insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and a Warrant Stockholder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Holder will be liable in each case under this subsection 5(g)(ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the prospectus or any such amendment or supplement in reliance upon and in conformity with information furnished to the Company by or through such Warrant Stockholder specifically for use in the preparation thereof. This indemnity will be in addition to any liability which the Warrant Stockholder may otherwise have.

                                        (iii)   Promptly after receipt by an
indemnified party pursuant to the foregoing provisions of notice of the commencement of any action or proceeding, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party hereunder, notify the indemnifying party of the commencement thereof, provided that the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party under this Agreement or otherwise unless such failure results in material prejudice to the indemnifying party. In case any such action or proceeding is brought against any indemnified party, and such party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party or its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if an indemnified party determines in good faith that it has existing or potential claims against, or other conflicts with, the indemnifying party, the indemnifying party may not assume the defense of such indemnified party but shall remain liable for the separate legal and other expenses of such indemnified party incurred in connection therewith. An indemnifying party shall not be liable for any settlement of any action or claim affected without its written consent thereto.

                          Section 6. Transfer, Exchange or Replacement of Warrant, Etc.

                                  (a)      Subject to compliance with the
transfer restrictions set forth herein and in the Agreement, the Holder may surrender this Warrant at the office of the Company determined in accordance with Section 7 hereof for transfer or exchange. Within a reasonable time after notice to the Company from a Holder of its intention to make such transfer or exchange and without expense (other than applicable transfer taxes, if any) to such Holder, the Company shall issue in exchange therefor another Warrant or Warrants containing the same provisions and in the aggregate for the same number of shares of Common Stock as the Warrant so surrendered. Subject to the restrictions on transfer set forth in the Agreement, each new Warrant shall be registered in the name of such person or entity as the Holder of the surrendered Warrant may designate. Warrants issued upon any transfer or exchange shall be only in authorized denominations, which shall be for 1,000 shares of Common Stock and amounts in excess thereof.

                                  (b)      Upon receipt of evidence
satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft, or destruction upon delivery of any indemnity agreement of the Holder as shall be reasonably satisfactory to the Company, or in the case of such mutilation upon surrender and cancellation of this Warrant, the Company will issue at the expense of the Company in lieu thereof a new Warrant of like tenor for the same number of shares of Common Stock.

                          Section 7.  Notices

                                  (a)      Any notice hereunder shall be given
to the Company in writing and such notice and any payment by the Holder of this Warrant hereunder shall be deemed duly given or made only upon receipt thereof at the Company's office at EqualNet Plaza, 1250 Wood Branch Park Drive, Houston, TX 77079-1212 or at such other address as the Company may designate by notice to the Holder. A copy of the notice shall be given to Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas 77010-3095, to the attention of Robert F. Gray, Jr.

                                  (b)      Any notice or other communication to
the Holder of this Warrant or to a Warrant Stockholder upon exercise of this Warrant shall be in writing and such notice shall be deemed duly given or made only upon receipt thereof at the address specified herein or such other address as the Holder or a Warrant Stockholder may designate by notice to the Company.

                          Section 8.  Waiver.

                                  Neither this Warrant nor any term thereof may
be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

                          Section 9.  Fractional Shares.

                                  Nothing contained herein shall obligate the
Company to issue fractional shares of its securities. Any exercise of this Warrant shall be for the purpose of whole shares only. If any fraction of a share of stock would be, except for this provision, issuable on the exercise of this Warrant, the Company may at its option purchase such fraction for an amount equal in cash to the Current Price Per Share of such fraction.

                          Section 10.  GOVERNING LAW.

                                  THIS WARRANT SHALL BE GOVERNED BY, AND
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CHOICE OF LAW RULES.

                          Section 11.  Successors and Assigns.

                                  All of the provisions of this Warrant shall
be binding upon the Company and its successors and assigns.

                          Section 12. No Rights as Stockholder; Limitation of Liability.

                                  This Warrant shall not entitle the Holder
hereof to any of the rights of a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of Warrant Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Warrant Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                          Section 13.  Definitions.

                                  As used herein, unless the context otherwise
requires, the following terms have the following respective meanings:

                                  Commission:  the Securities and Exchange
Commission or any other Federal agency at the time administering the Securities Act.

                                  Common Stock:  the class of stock designated
as Common Stock, par value $.01 per share, of the Company on the date of this Agreement. For purposes of Section 2 only, Common Stock shall also include any capital stock with voting rights of the Company.

                                  Convertible Securities:  any evidences of
indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                                  Current Price Per Share:  the Current Trading
Price Per Share or, if no Current Trading Price Per Share is available, Fair Market Value.

                                  Current Trading Price Per Share:  the
"Current Trading Price Per Share" of any security, including the Common Stock (a "Security"), on any date shall be deemed to be the average of the daily closing prices (as such term is hereinafter defined) per share of such Security for the 20 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date. The "closing price" for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange but is included in the Nasdaq Stock Market, the last quoted price or, if not so quoted, the average of the high bid and low asked prices, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day. The term "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which The New York Stock Exchange is closed.

                                  Excluded Securities:  the 1,050,000 shares of
Common Stock reserved for issuance pursuant to the EqualNet Holding Corp. Employee Stock Option and Restricted Stock Plan and the EqualNet Holding Corp. Non-Employee Director Stock Plan and any additional shares of Common Stock issuable pursuant to any antidilution provisions thereof; the warrants to purchase not more than 1,000,000 shares of Common Stock issuable to certain agents of the Company pursuant to agent agreements substantially in the form delivered to the Holder prior to the date of the Agreement; the 100,000 shares of Common Stock issuable to Creative Communications, Inc. pursuant to a warrant dated November 12, 1996, and not more than 150,000 shares of Common Stock that the Company may issue in future periods for purposes of management incentive compensation to officers and employees.

                                  Fair Market Value:  the amount a willing
buyer under no compulsion to buy and in possession of all relevant information would pay a willing seller under no compulsion to sell.

                                  Holder:  the person or entity in whose name
this Warrant is registered.

 .                                 Holders:  the persons or entities in whose
name this Warrant and other Warrants are registered.

                                  Options:  rights, options or warrants to
subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                                  Other Securities:  any stock (other than
Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 2 or otherwise.

                                  Securities Act:  the Securities Act of 1933,
as amended.

                                  Warrant Stockholders:  the persons or
entities in whose names Warrant Stock is registered unless such shares have been sold pursuant to a Registration Statement filed pursuant to Section 5 hereof or pursuant to Rule 144 under the Securities Act.

                                  IN WITNESS WHEREOF, EQUALNET HOLDING CORP.
has caused this Warrant to be signed in its corporate name by its President as of the day and year above written.


                                     EQUALNET HOLDING CORP.


                                     By
                                       ------------------------
                                       President

                                   ASSIGNMENT



            (To be Executed by the Holder if such Holder Desires to
                          Transfer the Within Warrant)



  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


                           --------------------------
                                     (Name)



                           --------------------------
                                   (Address)



the right to purchase ____ shares of Common Stock, covered by the within Warrant and does hereby irrevocably constitute and appoint ________________ Attorney to make such transfer on the books of the Company maintained for the purpose, with full power of substitution.

                           Signature
                                    ------------------

Dated:           , 19
      -----------    --


                                     NOTICE



                          The signature of the foregoing Assignment must
correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                               SUBSCRIPTION FORM

   (TO BE EXECUTED UPON EXERCISE PURSUANT TO SECTION 1(b)(i), (ii) OR (iii))

TO:       EQUALNET HOLDING CORP.

          1. The undersigned Holder of the attached original, executed Warrant to purchase Common Stock of EqualNet Holding Corp., a Texas corporation (the "Company"), hereby elects to exercise its purchase right under such Warrant with respect to _________ shares of Warrant Stock.

          2. The undersigned Holder elects to pay the aggregate exercise price for such Warrant Shares in the following manner:

                              by delivery of Notes or Refinancing Notes in a
                     ----- principal amount plus unpaid accrued interest of $__________;

                              by lawful money of the United States or the
                     ----- enclosed bank cashier's check or certified check to the order of the Company in the amount of $________;

                              by wire transfer of United States funds to the
                     ----- account of the Company in the amount of $____________, which transfer has been made before or simultaneously with the delivery of this Subscription Form pursuant to the instructions of the Company; or

                              by the combination of the foregoing indicated
                     -----    above or on the attached sheet.

          3. Please issue a stock certificate or certificates representing the appropriate number of shares of Warrant Stock in the name of the undersigned as is specified below:


          Name:
                     ----------------------------------------------------------
          Address:
                     ----------------------------------------------------------

                     ----------------------------------------------------------
          Tax Identification No.:
                                 ----------------------------------------------

                              HOLDER:
                                     ------------------------------------------
                              By:
                                 ----------------------------------------------
                              Its:
                                  ---------------------------------------------
                              Date:
                                   --------------------------------------------

NOTE:     The signature of the Warrant Holder must conform in all respects to the name of the Warrant Holder as specified on the face of the Warrant, without alteration, enlargement or any change whatsoever.